Exhibit 10.15

FORM RL8	INSTRUMENT NO.

CAYMAN ISLANDS

The Registered Land Law (1995 Revision)

The Registered Land Rules (2001 Revision)

THIRD SCHEDULE

LEASE/SUB-LEASE

REGISTRATION SECTION		BLOCK	PARCEL
WBBS		12C	190/62

I/WE	GRAND PAVILION LTD P.O. BOX 32336 SMB GRAND CAYMAN

HEREBY LEASE/SUB-LEASE to

of	GREENLIGHT REINSURANCE, LTD P.O. BOX 1109 GT GRAND CAYMAN

the land comprised in the above-mentioned title (or) that portion of land comprised in the above-mentioned title which is shown on the registry map as parcel number 190 or on the filed plan as number ______________ for the term of 5 years from the 1st day of September at the rent of US $88,740.00 1st year payable Monthly, subject to sections 52 to 53 of the above law,

unless hereby negatived, modified or added to. (Here set forth any variation, or make reference to an attached document).

*The Lessees declare that they hold the lease as proprietors in common in the following undivided shares:-

(or as Joint Proprietors)

Dated this 25th	day of August	2005
Signed by the Lessor	/s/
in the presence of:-	/s/
Signed by the Lessee	/s/
to the presence of:-	/s/
*Delete if not applicable

FOR OFFICIAL USE ONLY

I, the Registrar of Lands in the Cayman Islands hereby certify that this document was received by me for registration on the 2 day of Dec 2005, and that stamp duty assessed/adjudicated by me/Treasury at C.I.$ 3,958.00 and Land Registry fees at C.I.$ 50.00 relating thereto have been paid.

REGISTERED this 4 day of Jan, 2006
/s/
REGISTRAR OF LANDS CAYMAN ISLANDS

THIS LEASE is made the 25th day of August, 2005

BETWEEN:

GRAND PAVILION LTD., of P.O. Box 32336 SMB, Grand Cayman, Cayman Islands, (hereinafter called “the Landlord” which expression shall where the context so admits include the persons for the time being entitled to the reversion immediately expectant on the term hereby created) of the one part

AND:

GREENLIGHT REINSURANCE, LTD., of P.O. Box 1109 GT, Grand Cayman, Cayman Islands (hereinafter called “the Tenant” which expression shall where the context so admits include the successors in title and assigns of the Tenants) of the other part

WITNESSES as follows:

A.

In consideration of the rent and Tenant’s covenants hereinafter reserved and contained the Landlord HEREBY LEASES to the Tenant ALL THOSE premises described in Schedule 1 hereto (hereinafter called “the Demised Premises”) and which form part of the building known as Grand Pavilion Commercial Centre, West Bay Road, Grand Cayman, Cayman Islands (hereinafter called “the Building”) TOGETHER WITH AND SUBJECT TO (but to the exclusion of all other liberties, easements, rights and advantages) the particular rights and matters also contained in Schedule 1 hereto TO HOLD the same unto the Tenant from the 1st day of September, 2005 (“the commencement date”) until the 31st day of August, 2010 paying therefore from the commencement date the annual rent according to the attached Schedule 2 by equal and monthly installments without deduction during the said term and payable starting on the commencement date and thereafter on the first day of each calendar month in each year and pro rated where relevant for any part of such month failing within the term of this Lease according to the attached Schedule 2.

B.	The Tenant HEREBY COVENANTS with the Landlord as follows:
1.

To pay the said rent on the days and in the manner aforesaid and to pay to the Landlord a sum equal to a fair proportion as hereinafter defined of the amount of the aggregate annual sum payable (if any) to the Cayman Islands Government or m any other authority whether local, governmental and/or otherwise in respect of the Building for site value tax or for any other rates, taxes, assessments or outgoings whatsoever now or hereinafter imposed or charged such additional payment to be made on the date for payment of rent next after receipt by the Landlord of a demand therefore and for the purpose of this sub-clause the amount of such fair proportion which the area of the Demised Premises as set forth in Schedule hereto (“the floor area”) bears to the total net usable area of the Building which on the date of the consummation of this lease is 77,000 square feet (“the total area”) PROVIDED THAT should different areas of the Building suffer land tax at different rates then the said proportion shall be adjusted rateably to reflect such difference.

2.	To pay
1)	All Telephone charges directly to the telephone company in respect of the demised premises.
2)

All sewage charges in respect of the demised premises apportioned on a square footage basis with the occupiers of the remaining parts of the building not leased to the Tenant under this Lease in accordance with the formula and classification applied by the Water Authority in respect of the building from time to time.

3)	In the case of electricity such charge if not separately metered for the Demised Premises to be such proportion of the total electricity costs with respect to the Building (including without limitation those in respect of air conditioning) as equals the proportion which the floor area of the Demised Premises bears to the total floor area of the Building (77,000 square feet) PROVIDED THAT the minimum payable by the Tenant for electricity in any month shall be a sum equal to the total number of square feet of the demised premises (being 2958 sq. ft.) multiplied by CI$6.00 per annum (ie US$ 1803.65 per month) and PROVIDED FURTHER if the Tenant shall install any machinery or equipment such as computers or business machines or special equipment the Landlord shall be entitled to meter the electricity consumed thereby and the Tenant shall pay the additional cost of electricity so consumed and the cost of installation of any separate meter and wiring necessary in connection therewith.

4)

In the case of water, such charge if not separately metered for the Demised Premises to be such proportion of the total water costs with respect to the Building (including without limitation those in respect of air conditioning) as equals the proportion which the floor area of the Demised Premises bears to the total floor area of the Building (77,000 square feet).

5)

In the case of Maintenance Fees, such charge to be such proportion of the total Maintenance costs with respect to the Building (including without limitation those in respect of air conditioning) as equals the proportion which the floor area of the Demised Premises bears to the total floor area of the Building (77,000 square feet) PROVIDED THAT the minimum payable by the Tenant for Maintenance Fees in any month shall be a sum equal to the total number of square feet of the demised premises (being 2958 sq. ft.) multiplied by CI$7.00 per annum and insurance adjustment of CI$2.90 per annum totalling CI$9.90 per annum (i.e. US$ 2976.03 per month). For the purpose of this paragraph maintenance fees shall exclude remuneration of any kind payable to the beneficial owners of the Landlord. Maintenance fees will include but are not limited to insurance, landscaping, painting, cleaning and salaries and wages required to maintain and operate the property and the general maintenance of the building and its equipment. Major repairs to the building or equipment costing over CI$2000 per event are excluded from Maintenance costs. In the event that Maintenance Fees exceeds CI$9.90 per square foot per annum the Landlord shall provide accounts therefor; audited by a recognised accounting firm, for the inspection of the Tenant. In the event of a dispute in respect to the validity of these fees, both parties agree to abide by the decision of the auditor in respect to the validity of such amounts.

3.

To keep the interior of the Demised Premises and the appurtenances thereof including floors, wails, ceilings, the inside of doors, entrances into corridors, the glass windows (excluding the outside) and all the fixtures and fittings and painting, papering and decoration in the Demised Premises well and sufficiently cleaned (in the case of windows at regular intervals) and in good and substantial repair and condition (including where relevant replacement, repainting, repapering and redecoration thereof but only in manner approved in advance by the Landlord), fair wear and tear excepted and to permit the Landlord and the Landlord’s agents or contractors on its behalf to clean, paint or treat as the case may be the outside of all doors entering into corridors from the Demised Premises and the outside of all window frames and glass in the Demised Premises in such colour and in such manner and at such times as the Landlord may desire or direct with the right to enter the Demised Premises as may be necessary for such purposes.

4.

Not, to alter, injure, cut or maim any of the floors, walls, partitions, ceilings, windows, doors, cables, wire, channels, pipes, ducts, appurtenances, fixtures or fittings including air conditioning and other equipment in, of or to the Demised Premises and not to make any alterations or additions to the interior or interior appearance of the Demised Premises without the consent in writing of the Landlord such consent not to be unreasonably withheld and not to permit any of the foregoing to be done.

5.

To permit any agent or employee of the Landlord to enter the Demised Premises in the ordinary course of his duty during normal business hours and to permit the Landlord and the Landlord’s agents, surveyors and workmen to enter with all necessary appliances upon the Demised Premises at any reasonable time during normal business hours having given prior notice of such intention and in the case of fire or any other emergency without notice and/or for the purpose of examining the condition thereof or of doing such works and things as may be required for any repairs, alterations, additions, maintenance, cleaning, installations, improvements or renewals of or to the Demised Premises or any part of the Building or apparatus or equipment therein and also for the purpose of viewing the state and condition of the Demised Premises and before the expiration of one calendar month’s notice given in writing by the Landlord or its agents to execute any repairs lawfully required to be done by the Tenant and in accordance with such notice and if the Tenant shall within such time fail to execute such work the Landlord may thereupon cause such work to be done and recover the cost thereof from the Tenant but without prejudice to the Landlord’s right of re-entry hereinafter mentioned PROVIDED THAT notwithstanding anything to the contrary contained in this Lease the Landlord or any of its agents, servants, workmen or contractors shall not be permitted at any time to enter into any cage or other part of the Demised Premises where money, securities or valuables of whatever nature are kept for any purpose unless accompanied by a properly authorised representative of the Tenant who shall provide such representative promptly on request.

6.	To use the Demised Premises only as offices for the purpose of a profession or business.
7.

Not knowingly to do or permit or sutler to be done upon or within the Demised Premises anything which shall constitute or may be or become a nuisance or annoyance to or in any way interfere with the quiet and peaceful user of the other parts of the Building or any adjoining or neighbouring premises.

8.	Not to use or permit the Demised Premises to be used for residential purposes or for overnight accommodation.
9.	Not to obstruct, litter, deface, or damage in any manner the driveways, fire escapes, entrances, stairways, corridors, passages and other common areas or facilities of the Building.
10.

Not to do or suffer to be done knowingly anything whereby the policy or policies of insurance on the Demised Premises or on the Building against fire or any other risk may become void or voidable or whereby the premium thereon may be increased and to repay to the Landlord all sums paid by the Landlord by way of increased premiums and all expenses incurred by the Landlord in or about any renewal of such policy or policies and any other expenses or charges incurred by the Landlord or rendered necessary by reason of a breach or non-observance of the provisions of this sub-clause.

11.

Not to permit any open or internal combustion fire to be burned or cooking to be done (excluding the heating of water for beverages) within the Demised Premises without the prior consent in writing of the Landlord.

12.

Not without the prior consent of the Landlord to bring or allow to be brought on to the Demised Premises or any part of the Building any machines or machinery save typewriters and such office and computer equipment as is requisite for the Tenant’s office and to observe such regulations as the Landlord shall specify regarding load factors and stresses within the Building.

13.

Not to paint and affix or exhibit any name or writing or any sign, placard or advertisement in the vestibules, entrances, stairways, corridors or passages of or upon or outside any wall, door, entrance, window, roof or exterior wall of the Building without the consent in writing of the Landlord such consent not to be unreasonably refused or delayed PROVIDED however that all signs of any type whatsoever shall in each case conform with that permitted of other tenants and as shall from time to time be reasonably approved by the Landlord.

14.

Not to charge, encumber, assign, sublet or part with possession of the Demised Premises or any part thereof without the previous consent in writing of the Landlord which shall not be unreasonably withheld or delayed in the case of the proposed assignments or subleases of the whole of the Demised Premises where the assignee or sublessee (as the case may be) is a responsible, financially sound and reputable person and within one month after any permitted assignment or underletting or mortgage, charge, transfer, disposition or devolution of the Demised Premises (or any part thereof) to give notice thereof in duplicate to the Landlord’s attorneys-at-law and to produce to them the original or certified copy of the instrument or instruments and also to deliver to the said attorneys-at-law for retention by the Landlord a copy thereof.

15.	Not to bring or permit or suffer to be brought onto the Demised Premises any materials or objects of a type likely to cause a nuisance or annoyance.
16.

Not to bring or permit to be brought any vehicles, bicycles, animals or birds into the Building and not to use the Demised Premises or permit the same to be used for any illegal or immoral purpose or any purpose of a nature likely to injure the reputation of the Building.

17.	Not to deliver or permit delivery to or removal from the Demised Premises of furniture, fittings, and equipment except at times approved by the Landlord.
18.

To observe and conform to all reasonable regulations and restrictions made by the Landlord or its agents or servants for the proper management of the Building and notified in writing by the Landlord or its agents or servants to the Tenant from time to time.

19.

To indemnify and hold harmless the Landlord against all damage, loss or injury to the Demised Premises or any other part of the Building (including windows thereof) or the appurtenances and equipment therein and thereto or to any person solely caused by any act, default or negligence of the Tenant, its servants, agents, licensees or invitees and to pay and make good to the Landlord all and every loss or damage whatsoever incurred or sustained by the non-observance of the Tenant’s covenants herein contained and to indemnify and hold harmless the Landlord against all actions, claims, liability, costs and expenses thereby arising.

20.

To ensure that in all of the Tenants insurance policies relating to the Demised Premises the Landlord in addition to the Tenant is registered or listed as an additional insured party with benefits identical to those of the Tenant in the case of a claim.

21.

To yield up the Demised Premises at the expiration or earlier determination of the term hereby created with fixtures and fittings thereto in the condition required by the Tenants covenants hereinbefore contained.

22.	To pay the stamp duty attracted by this Lease from time to time and any registration fees in relation thereto.
C.	The Landlord HEREBY COVENANTS with the Tenant as follows:
1.

Subject to the provisions of sub-clauses B.1. and B.2. to pay all existing and future taxes, rates and outgoings payable in respect of the Demised Premises or of the Building other than those which may be payable solely as a result of the occupation of the Demised Premises by the Tenant which shall be payable by the Tenant.

2.

To insure and at all times during the said term keep insured the Building (unless the insurance thereof shall be made void solely through or by reason of the act or default of the Tenant or other Tenants or their servants, agents, licensees or visitors or any of them) against loss or damage by fire, hurricane, earthquake, riot, strike and such other hazards and risks as the Landlord may desire.

3.	To keep the roof, structure, exterior walls, plumbing, drainage, electrical and sanitary equipment and other apparatus of and to the Building in good and tenantable repair.

4.

Unless prevented by any cause beyond the control of the Landlord, to keep adequately lighted the parking areas, vestibules, entrances, stairways, corridors, passages, lavatories and washing conveniences in common use by the Tenant and other tenants of the Building during such hours as the Landlord may reasonably decide and to clean and keep tidy the same and as and when necessary repaint the same and all windows affording light to the same and keep the same in good and tenantable repair (and in the case of lavatories and washing conveniences supplied with running water).

5.

To keep the air conditioning equipment installed in the Building in good running order, electrical power failure or other causes beyond the control of the Landlord excepted and subject to Clause B 2.(5) (regarding Maintenance Fees) to pay the running (excluding electricity) and maintenance costs in respect thereof and the Landlord shall be entitled without liability whatsoever to the Tenant to stop the said equipment in order to carry out such maintenance, repairs, improvements or alterations thereto as may be necessary or desirable from time to time PROVIDED that the Landlord shall not stop the air conditioning equipment located in the Tenant’s server room without advance notice to the Tenant

6.	To employ and maintain a staff to carry out the cleaning and other obligations to be carried out by the Landlord in accordance with the provisions of sub-clause 4 and 5 of the clause.
7.	To provide dedicated parking facilities (but not necessarily immediately adjacent to the Building) for the Tenant for a minimum of 8 vehicles.
8.

That the Tenant paying the rent hereby reserved and, performing and observing the covenants on the Tenant’s part herein contained shall subject to the provisions of this Lease be entitled peaceably to bold and enjoy the Demised Premises without any interruption by the Landlord or any person rightfully claiming under it.

D.	PROVIDED ALWAYS and it is hereby agreed as follows:
1.

All immoveable fixtures, fittings, partitions, floor covering, carpeting, installations, alterations and additions in the Demised Premises and whether installed and/or paid for by the Landlord or the Tenant (except all such fixtures in the nature of trade fixtures or machinery as shall have been installed by the Tenant during the term hereof which subject to the proviso hereinafter as to repair of damage the Tenant shall be entitled to remove at the termination of the term hereby created) shall unless expressly otherwise agreed in writing by the Landlord, be and become the property of the Landlord and shall not be removed by the Tenant at any time PROVIDED ALWAYS that the Landlord may at the termination of the term hereby created require if it so desires the Tenant to remove any of the foregoing (including trade fixtures and/or machinery) placed or affixed by the Tenant in the Demised Premises and to make good at the Tenant’s expense any damage caused thereby.

2.	The Demised Premises shall be air conditioned only during the usual business hours of 7:00 am to 6:00 pm Monday to Friday inclusive and otherwise try arrangement between the Landlord and the Tenant.
3.

If the Demised Premises or any part thereof is damaged or destroyed by fire, storm or tempest or other act of God or the Queen’s enemies or other cause whatsoever during the continuance of the term hereby created so as to render the Demised Premises unfit for occupation and use, the Landlord will until such time as the Demised Premises shall be fit for occupation or use allow the Tenant total or a just proportionate abatement of the rent reserved hereunder according to the nature and extent of the damage sustained for so long as the Demised Premises shall be unfit for occupation and use PROVIDED ALWAYS the Tenant’s right to abatement of the rent shall cease if the insurance moneys shall be wholly or partially irrecoverable by reason solely of any act or default of the Tenant, its servants, agents, licensees or invitees.

4.

If at any time during the term hereby created the Demised Premises shall be destroyed or damaged by fire, storm or tempest or other act of God or the Queen’s enemies so as to become totally unfit for occupation and use or such damage shall in the opinion of the Landlord not be capable of repair within 180 days of its occurrence then and in such case the Landlord shall be under no liability to reinstate the Demised Premises and in such case either party shall have the right to terminate this Lease by giving to the other fourteen days’ notice in writing whereupon the terms hereby created shall absolutely determine but without prejudice to the rights and remedies of either party in respect of any antecedent claim or breach of covenant and without prejudice to the Tenant’s right to a total or just proportionate abatement of the rent by the Landlord.

5.

If the rent hereby reserved or any part thereof shall at any time be unpaid for 14 days after becoming payable (whether formally demanded or not) or if any of the stipulations on the Tenant’s part herein contained shall not be performed or observed or if the Tenant shall go into liquidation whether voluntarily or otherwise it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the term created hereby shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant’s obligations herein contained.

6.

During the last three months of the term hereby created, howsoever determined, the Landlord or his agents shall have the right at reasonable times with advance notice to the Tenant to enter and show the Demised Premises to prospective tenants thereof.

7.

If any question or difference whatsoever shall arise between the parties or their respective representatives or between either of the parties hereto and the representatives of the other of them touching this Lease or any clause or thing herein contained or the construction hereof or as to any matter in any way connected therewith or arising thereout or the operation thereof of the rights, duties or liabilities of any party in connection with the Demised Premises then and in every case unless the parties concur in the appointment of a single arbitrator the matter in difference shall be referred to two arbitrators one to be appointed by each party pursuant to and so as with regard to the mode and consequence of the reference and in all other respects to conform with the provisions in that behalf contained in the Arbitration Law 1996 Revised of the Cayman Islands or any then subsisting statutory modification thereof AND upon every or any such reference the arbitrator or arbitrators and umpire who shall have been named pursuant to the provisions of the said Arbitration Law shall respectively have power to take the opinion of such counsel as they or he think fit upon any question of law that may arise and at their or his discretion to adopt any opinion so taken and to obtain assistance of such accountant, surveyor, valuer or other person as they or he may think fit and to act upon any statement of account, survey, valuation or expert assistance thus obtained and each of the parties shall do acts and things and execute all deeds and instruments necessary to give effect to the award to be made pursuant to this submission.

8.

Nothing herein shall be construed so as to limit or restrict the right of the Landlord to construct additions or extensions to the Building or to construct other buildings upon the Parcel on which the Building is situated or any part thereof or upon any parcel or parcels adjoining thereto PROVIDED that such construction, additions or extensions thereto shall not infringe upon the Tenant’s use of and right to the designated parking spaces as set out in clause C.7 hereof.

9.

Any notice under this Lease shall be in writing. Any notice to the Tenant shall be sufficiently served if addressed to the Tenant and delivered to the Demised Premises and/or by post to the Tenant’s registered office. Any notice to the Landlord shall be sufficiently served if addressed to the Landlord at its registered office. Any notice posted to the Landlord or the Tenant shall be deemed to have been served within three days following that on which it was posted.

10.

In so far as terms and provisions of this Lease are inconsistent with the terms and provisions of the Registered Land Law, 1995 Revised, the said Registered Land Law 1995 Revised shall be deemed to have been varied to that extent.

11.

This Lease supersedes all previous leases, agreements for leases or other similar deeds or agreements between the Landlord and Tenant, which to the extent required are hereby deemed terminated and of no further effect.

12.	In this Lease where the context so admits:-
(a)

words importing the masculine gender shall include the feminine gender and vice versa and words importing the singular number only shall include the plural number and vice versa and words importing persons and all references to persons shall include corporations and firms.

(b)

if at any time two or more persons are included in the expression “the Tenant” then covenants entered into or implied therein by or on the part of the Tenant shall be deemed to be and shall be construed as covenants entered into by and binding on such persons jointly and severally.

13.	This Lease shall be construed in accordance with the Laws of the Cayman Islands.
14.	This Lease shall be binding on and inure to the benefit of each party’s respective successors and assigns.

Schedule l

ALL THOSE premises in Grand Pavilion building, situated on West Bay Road, Grand Cayman, Cayman Islands and having a total floor area of 2958 sq. ft. (square feet) and shown edged red on the plan annexed hereto and being part of the Parcel Number 190, Block 12C, West Bay Beach South Registration Section. TOGETHER WITH the right for the Tenant and others authorised by the Tenant to the use in common with the Landlord and all others so authorised by the Landlord and all others entitled thereto of the lavatories and washroom facilities shown and edged green on the plan annexed hereto AND TOGETHER ALSO WITH the right for the Tenant and persons authorised by the Tenant to use in common with the Landlord and all others entitled thereto driveways, the access ways, vestibules, entrances, stairways, corridors and passages to and in the Building for the purposes only of egress and ingress from and to the Demised Premises as and when necessary for the use and enjoyment of the Demised Premises AND TOGETHER WITH the right for the Tenant to the free and uninterrupted use of all electric, telephone and other wires and cables and free passage and running of water and air through the sewers, drains, ducts, pipes and channels placed or to be placed upon, through, in or under the adjacent premises in the Building so far as necessary in the enjoyment of the Demised Premises and in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto EXCEPTING AND RESERVING to the Landlord and the other tenants and occupiers of the Building and all such other persons entitled thereto the right of free passage and running of water and air through the sewers, drains, ducts, pipes and channels made or to be made upon, through, in or under the Demised Premises and the free and uninterrupted use of all electric, telephone and other wires and cables placed or to be placed upon, through, in or under the same.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be executed the day and year before written.

THE COMMON SEAL OF	)
GRAND PAVILION LTD.	)
was hereunto affixed by	)	/s/ Gene Thompson
Mr. Gene Thompson	)	Gene Thompson
&	)	Director
Mr. Norberg Thompson	)
In the presence of:	)	/s/ N.K. Thompson
	)	N.K. Thompson O.B.E.
	)	Director
/s/	)

SIGNED, SEALED and	)
DELIVERED by:	)
)
/s/ Leonard Goldberg	)	/s/ Alan Brooks
on behalf of	)	on behalf of
)
Greenlight Reinsurance, Ltd.	)	Greenlight Reinsurance, Ltd.
)
in the presence of:	)
)
/s/	)
Notary Public	)

Schedule 2.

Annual Rent

Year 1 & 2	US$30.00 per square foot being US$88,740.00 per year
Year 3	5% increase being US$93,177 per year
Year 4	5% increase being US$97,835.85 per year
Year 5	5% increase being US$102,727.64 per year

[Diagram of Floor Plan]

OPTION TO LEASE

This option to lease is made on the 25th day of August, 2005 between GRAND PAVILION LTD. of P.O. Box 32336 SMB, Grand Cayman, Cayman Islands hereinafter called the Landlord and Greenlight Reinsurance, Ltd., of P.O. Box 1109 GT, Grand Cayman, Cayman Islands hereinafter called the Tenant.

Reference is made to a lease in respect of 2958 square feet dated the 25th day of August, 2005 hereinafter called the Principal Lease. Provided always that in respect to said lease no event of default shall have occurred and is continuing and provided always that said lease is in effect, in consideration of the rent and Tenant’s covenant contained in said lease Landlord hereby grants to Tenant the option to rent the space etched in red on the attached schedule upon terms similar to those in the Principal Lease, save that, as varied in writing by the Landlord and the Tenant, the term shall commence on the 1st day of September, 2010, for a period of 5 years. The rental rate shall increase by 5% per annum for each year of the option. For the avoidance of doubt, this option is conditional upon the Principal Lease being valid and continuing.

Tenant shall give Landlord not more than nine and not less than six months’ notice of intention to exercise this option.

Signed by Grand Pavilion Ltd.
/s/
Gene Thompson

For the Director of Greenlight Reinsurance, Ltd.
Signed by	/s/ Leonard Goldberg

Tenant

[Company Logo]

August 26, 2005

Mr. Leonard Goldberg

Greenlight Reinsurance Ltd.

PO Box 1109 GT

Grand Cayman

Cayman Islands

Dear Mr. Goldberg:

Re: Grand Pavilion Commercial Centre

Following the execution and exchange of the Agreement for Lease between us with respect to the above, we hereby confirm that to the best of our knowledge the Grand Pavilion Commercial Centre is free from the effect of any mould, mildew and/or other types of fungi and that all appropriate measures have been taken to remediate against mould, mildew and other types of fungi.

We further confirm that should any mould, mildew and/or other types of fungi be discovered at Grand Pavilion Commercial Centre that this occurrence alone shall be a sufficient basis for you to terminate the said Agreement for Lease and that any monies paid in respect of rent or other monies paid in advance shall be refunded to you in total or on a pro rata basis as applicable.

Yours sincerely,
GRAND PAVILION LTD.
Per:	/s/ Gene Thompson
Gene Thompson

PO Box 32336 / Seven Mile Beach / Grand Cayman, Cayman Islands

Telephone (345) 769-5656 / Facsimile (345) 769-5757